                                                                    EXHIBIT 99.1


(CENTRAL PARKING CORPORATION LOGO)                                  NEWS


             2401 21st Avenue South, Suite 200, Nashville, TN 37212
                       (615) 297-4255 Fax: (615) 297-6240



Investor Contact: Mark Shapiro                  Media Contact: Richard Jonardi
                  Senior Vice President and                    Communications Manager
                  Chief Financial Officer                      (615) 297-4255
                  (615) 297-4255                               rjonardi@parking.com
                  mshapiro@parking.com



             CENTRAL PARKING REPORTS IMPROVED THIRD QUARTER RESULTS

NASHVILLE, TN. (July 28, 2004) Central Parking Corporation (NYSE: CPC) today announced that earnings from continuing operations for the quarter ended June 30, 2004, increased to $6.6 million, or $0.18 per diluted share compared with a loss of $4.9 million, or $0.13 per diluted share in the third fiscal quarter of 2003. Net earnings for the third quarter of fiscal 2004 were $6.0 million, or $0.16 per diluted share compared with a net loss of $5.1 million, or $0.14 per diluted share for the third quarter of the previous fiscal year. For the third quarter of 2004, total revenues increased 3.4% to $295.2 million, while revenues excluding reimbursed management expenses increased slightly to $181.7 million compared with $180.9 million in the year-earlier period.

         Earnings from continuing operations for the nine months ended June 30, 2004 were $19.4 million, or $0.53 per diluted share compared with a loss of $6.8 million, or $0.19 per diluted share. Net earnings for the first nine months of 2004 were $17.9 million, or $0.49 per diluted share compared with a loss of $7.4 million, or $0.21 per diluted share. Total revenues increased 4.7% to $882.5 million, while revenues excluding reimbursed management expenses increased 1.6% to $542.4 million.

         During the third quarter, the Company continued its program of opportunistic property sales with proceeds totaling $11.5 million. Year-to-date sales through June 30, 2004 totaled more than $41 million. The pre-tax property related gains included in results from continued operations was $1.2 million, or $0.02 per share for the third quarter and $5.7 million, or $0.09 per share for the first nine months of 2004.

         "The increase in earnings from continuing operations is due primarily to lower expenses, particularly payroll and rent expense, and property-related gains," said Monroe J. Carell, Jr., Chairman and Chief Executive Officer. "Parking revenues declined slightly in the third quarter but management contract revenues increased 9.5%. Margins improved in both segments as both the cost of parking and the cost of management contracts were lower than the comparable period of the prior fiscal year."


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Central Parking Reports Improved Third Quarter Results
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July 28, 2004


         Mr. Carell continued, "As we have done all year, we continued to improve operating margins and reduce debt. Lower capital expenditures, improved cash flow from operations and successful property sales allowed us to reduce debt by $16 million during the third quarter, bringing the total debt reduction for the first nine months of 2004 to $78 million.

         "Revenues for the third quarter reflect mixed results from the economic recovery. Some markets, such as New York City, have shown improvement, while other large markets have not. Nevertheless, we remain optimistic that demand for our parking services will gradually increase as office building occupancy rates improve in the central business districts in our major markets. As a result, we continue to expect that earnings from continuing operations for the fiscal year ending September 30, 2004, excluding property-related gains, will be in the range of $0.55 to $0.65 per share," Carell concluded.

         A conference call regarding this release is scheduled for Thursday, July 29, 2004, beginning at 10:00 a.m. (ET). Investors and other interested parties may listen to the teleconference by accessing the online, real-time webcast and broadcast of the call at www.parking.com or www.fulldisclosure.com.

         Central Parking Corporation, headquartered in Nashville, Tennessee, is a leading global provider of parking and transportation management services. The Company operates approximately 3,600 parking facilities containing approximately
1.6 million spaces at locations in 38 states, the District of Columbia, Canada, Puerto Rico, the United Kingdom, the Republic of Ireland, Mexico, Chile, Peru, Colombia, Venezuela, Germany, Switzerland, Poland, Spain and Greece.

         This press release contains historical and forward-looking information. The words "expect," "continue to expect," "remain optimistic," "should," "believe," "anticipate," "project," "plan," "estimate," "objective," "outlook," "assumptions," "guidance," "forecast," "goal," "intend," "will likely result," or "will continue" and similar expressions identify forward-looking statements. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company believes the assumptions underlying these forward-looking statements are reasonable; however, any of the assumptions could be inaccurate, and therefore, actual results may differ materially from those projected in the forward-looking statements. The factors that may result in actual results differing from such forward-looking information include, but are not limited to: the Company's ability to achieve the goals described in this release and other communications, including but not limited to, continued efforts to maintain reduced operating costs and further reductions in the Company's indebtedness, as well as continued improvement in same store sales, which is dependent on improvements in general economic conditions and office occupancy rates; the loss or renewal on less favorable terms, of management contracts and leases; the timing of pre-opening, start-up and break-in costs of parking facilities; the Company's ability to cover the fixed costs of its leased and owned facilities and its overall ability to maintain adequate liquidity through its cash resources and credit facilities; the Company's ability to comply with the terms of the Company's credit facilities (or obtain waivers for non-compliance); interest rate fluctuations; acts of war or terrorism; temporary changes in demand due to sports and other special events and weather patterns; higher premium and claims costs relating to the Company's insurance programs, including medical, liability and workers' compensation; the Company's ability to renew and obtain



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Central Parking Reports Improved Third Quarter Results
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July 28, 2004


performance and surety bonds on favorable terms; and the impact of litigation, including but not limited to, the securities class action lawsuit pending against the Company; and increased regulation or taxation of parking operations.

         Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statements contained herein to reflect events or circumstances occurring after the date of this release or to reflect the occurrence of unanticipated events. We have provided additional information in our Annual Report on Form 10-K for our fiscal year ended September 30, 2003 filed with the Securities and Exchange Commission, which readers are encouraged to review, concerning other factors that could cause actual results to differ materially from those indicated in the forward-looking statements.





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Central Parking Reports Improved Third Results
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July 28, 2004


                  CENTRAL PARKING CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)


Amounts in thousands, except per share data
                                                                    QTD ENDED JUNE 30,           YTD ENDED JUNE 30,
                                                                    2004          2003          2004           2003
                                                                  ---------     ---------     ---------     ---------
Revenues:
  Parking                                                         $ 148,502     $ 150,612     $ 445,543     $ 444,059
  Management contracts                                               33,145        30,273        96,827        89,599
                                                                  ---------     ---------     ---------     ---------
                                                                    181,647       180,885       542,370       533,658
  Reimbursement of management contract expenses                     113,590       104,636       340,149       309,338
                                                                  ---------     ---------     ---------     ---------
    Total revenues                                                  295,237       285,521       882,519       842,996

Costs and expenses:
  Cost of parking                                                   134,559       140,348       401,221       411,940
  Cost of management contracts                                       13,827        16,516        42,749        48,531
  General and administrative                                         18,026        24,778        55,005        66,175
                                                                  ---------     ---------     ---------     ---------
                                                                    166,412       181,642       498,975       526,646
  Reimbursed management contract expenses                           113,590       104,636       340,149       309,338
                                                                  ---------     ---------     ---------     ---------
    Total costs and expenses                                        280,002       286,278       839,124       835,984
Property-related gains (losses), net                                  1,170        (4,108)        5,705        (7,287)
                                                                  ---------     ---------     ---------     ---------
    Operating earnings (losses)                                      16,405        (4,865)       49,100          (275)

Other income (expenses):
  Interest income                                                     1,217         1,139         3,643         3,489
  Interest expense                                                   (3,793)       (4,841)      (12,134)      (13,389)
  Interest expense - subordinated debentures                         (1,045)       (1,045)       (3,134)       (3,134)
  Gain on sale of non-operating assets                                 --              38          --           3,279
  Equity in partnership and joint venture earnings                     (402)          293        (2,389)        1,824
                                                                  ---------     ---------     ---------     ---------
Earnings (loss) from continuing operations before minority
  interest and income taxes                                          12,382        (9,281)       35,086        (8,206)
Minority interest, net of tax                                          (778)         (884)       (2,435)       (3,244)
                                                                  ---------     ---------     ---------     ---------

Earnings (loss) from continuing operations before income taxes       11,604       (10,165)       32,651       (11,450)
Income tax (expense) benefit                                         (5,059)        5,221       (13,265)        4,615
                                                                  ---------     ---------     ---------     ---------
  Earnings (loss) from continuing operations                          6,545        (4,944)       19,386        (6,835)
                                                                  ---------     ---------     ---------     ---------

  Discontinued operations, net of tax                                  (577)         (184)       (1,488)         (578)
                                                                  ---------     ---------     ---------     ---------

  Net earnings (loss)                                             $   5,968     $  (5,128)    $  17,898     $  (7,413)
                                                                  =========     =========     =========     =========

Basic earnings (loss) per share:
  Earnings (loss) from continuing operations                      $    0.18     $   (0.13)    $    0.53     $   (0.19)
  Discontinued operations, net of tax                                 (0.02)        (0.01)        (0.04)        (0.02)
                                                                  ---------     ---------     ---------     ---------
  Net earnings (loss)                                             $    0.16     $   (0.14)    $    0.49     $   (0.21)
                                                                  =========     =========     =========     =========
Diluted earnings (loss) per share:
  Earnings (loss) from continuing operations                      $    0.18     $   (0.13)    $    0.53     $   (0.19)
  Discontinued operations, net of tax                                 (0.02)        (0.01)        (0.04)        (0.02)
                                                                  ---------     ---------     ---------     ---------
  Net earnings (loss)                                             $    0.16     $   (0.14)    $    0.49     $   (0.21)
                                                                  =========     =========     =========     =========

Weighted average shares used for basic per share data                36,435        36,078        36,277        36,008
Effect of dilutive common stock options                                 300          --             211          --
                                                                  ---------     ---------     ---------     ---------
Weighted average shares used for dilutive per share data             36,735        36,078        36,488        36,008
                                                                  =========     =========     =========     =========






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Central Parking Reports Improved Third Quarter Results
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July 28, 2004


                  CENTRAL PARKING CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)


 Amounts in thousands
                                                                        JUNE 30,   SEPTEMBER 30,
                                                                         2004           2003
                                                                       ---------   -------------
 ASSETS
 Current assets:
   Cash and cash equivalents                                           $  29,988     $  31,572
   Management accounts receivable                                         42,056        34,174
   Accounts receivable - other                                             9,342        15,440
   Current portion of notes receivable                                     5,446         8,220
   Prepaid expenses                                                       15,405        11,424
   Assets held for sale                                                   15,775        39,417
   Refundable income taxes                                                 1,237         5,483
                                                                       ---------     ---------
     Total current assets                                                119,249       145,730

 Notes receivable, less current portion                                   39,884        40,879
 Property, equipment and leasehold improvements, net                     392,934       414,265
 Contract and lease rights, net                                           89,716       102,315
 Goodwill, net                                                           232,562       230,312
 Investment in and advances to partnerships and joint ventures             9,531        13,649
 Other assets                                                             44,447        42,297
                                                                       ---------     ---------
     Total Assets                                                      $ 928,323     $ 989,447
                                                                       =========     =========

 LIABILITIES AND SHAREHOLDERS' EQUITY
 Current liabilities:
   Current portion of long-term debt and capital lease obligations     $  15,461     $   3,623
   Accounts payable                                                       73,155        80,128
   Accrued expenses                                                       44,666        43,661
   Management accounts payable                                            25,835        22,392
                                                                       ---------     ---------
     Total current liabilities                                           159,117       149,804

 Long-term debt and capital lease obligations, less current portion      176,605       266,961
 Subordinated debentures                                                  78,085        78,085
 Deferred rent                                                            25,273        27,569
 Deferred income taxes                                                     6,465         3,010
 Other liabilities                                                        14,900        16,303
                                                                       ---------     ---------
     Total liabilities                                                   460,445       541,732
                                                                       ---------     ---------



 Minority interest                                                        29,939        31,189

 Shareholders' equity:
   Common stock                                                              366           362
   Additional paid-in capital                                            249,459       246,559
   Accumulated other comprehensive income, net                             2,336            78
   Retained earnings                                                     186,483       170,232
   Other                                                                    (705)         (705)
                                                                       ---------     ---------
     Total shareholders' equity                                          437,939       416,526
                                                                       ---------     ---------
   Total Liabilities and Shareholders' Equity                          $ 928,323     $ 989,447
                                                                       =========     =========




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Central Parking Reports Improved Third Quarter Results
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                  CENTRAL PARKING CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

Amounts in thousands
                                                                                                           YTD JUNE 30,
                                                                                                        2004         2003
                                                                                                      --------     ---------
Cash flows from operating activities:
       Net earnings (loss)                                                                            $ 17,898     $  (7,413)
       Loss from discontinued operations                                                                 1,488           578
                                                                                                      --------     ---------
       Earnings from continuing operations                                                              19,386        (6,835)
       Adjustments to reconcile earnings (loss) from continuing operations to net cash provided by operating activities - continuing operations:
       Depreciation and amortization                                                                    24,781        24,754
       Equity in partnership and joint venture earnings                                                  2,389        (1,824)
       Distributions from partnerships and joint ventures                                                1,237         1,375
       Gain on sale of non operating assets                                                               --          (3,279)
       Property-related (gains) losses, net                                                             (5,705)        6,847
       Decrease in fair value of derivatives                                                              --             630
       Deferred income taxes                                                                             4,346        (9,866)
       Minority interest, net of tax                                                                     2,435         3,244
       Changes in operating assets and liabilities:
         Management accounts receivable                                                                 (7,882)        3,612
         Accounts receivable - other                                                                     6,098         2,317
         Prepaid expenses                                                                               (3,981)       (1,613)
         Other assets                                                                                   (7,478)       12,600
         Accounts payable, accrued expenses and other liabilities                                      (13,319)        4,940
         Management accounts payable                                                                     3,443         1,511
         Deferred rent                                                                                  (2,296)       (1,130)
         Refundable income taxes                                                                         4,246       (10,904)
         Income taxes payable                                                                             --          (9,851)
                                                                                                      --------     ---------
           Net cash provided by operating activities - continuing operations                            27,700        16,528
           Net cash provided (used) by operating activities - discontinued operations                      973           (75)
                                                                                                      --------     ---------
           Net cash provided by operating activities                                                    28,673        16,453
                                                                                                      --------     ---------

Cash flows from investing activities:
       Proceeds from disposition of property and equipment                                              62,026        17,918
       Purchase of property, equipment and leasehold improvements                                      (12,167)      (51,952)
       Purchase of contract and lease rights                                                            (4,530)       (7,186)
       Acquisitions, net of cash acquired                                                                 --          (1,997)
       Other investing activities                                                                        4,248         4,963
                                                                                                      --------     ---------
           Net cash provided (used) by investing activities                                             49,577       (38,254)
                                                                                                      --------     ---------

Cash flows from financing activities:
       Dividends paid                                                                                   (1,647)       (1,623)
       Net (repayments) under revolving credit agreement                                               (59,000)      (74,500)
       Proceeds from issuance of notes payable, net of issuance costs                                    1,864       176,332
       Principal repayments on long-term debt and capital lease obligations                            (21,382)      (78,299)
       Payment to minority interest partners                                                            (3,224)       (3,914)
       Proceeds from issuance of common stock and exercise of stock options                              2,904         2,995
                                                                                                      --------     ---------
           Net cash (used) provided by financing activities                                            (80,485)       20,991
                                                                                                      --------     ---------

Foreign currency translation                                                                               651           822
                                                                                                      --------     ---------
Net decrease in cash and cash equivalents                                                               (1,584)           12
Cash and cash equivalents at beginning of period                                                        31,572        33,498
                                                                                                      --------     ---------
Cash and cash equivalents at end of period                                                            $ 29,988     $  33,510
                                                                                                      ========     =========



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
Key Financial Metrics
(In thousands)
                                   QTD Ended June 30,       YTD Ended June 30,
                                   2004         2003         2004       2003
                                  -------     -------      -------     --------
Net earnings (loss)               $ 5,968     ($5,128)     $17,898     ($ 7,413)

Interest expense                    4,838       5,886       15,268       16,523

Income tax expense (benefit)        4,728      (5,340)      12,273       (4,998)

Depreciation/amortization           7,722       7,074       23,380       23,464

Minority interest, net of tax         778         884        2,435        3,244
                                  -------     -------      -------     --------
EBITDA                            $24,034     $ 3,376      $71,254      $30,820
                                  =======     =======      =======     ========


In addition to disclosing financial results prepared in accordance with U.S. generally accepted accounting principles, the Company discloses information regarding EBITDA. EBITDA is a non-GAAP financial measure defined as earnings before interest, taxes, depreciation/amortization, minority interest, and cumulative effect in accounting changes. The Securities and Exchange Commission ("SEC") adopted new rules concerning the use of non-GAAP financial measures. As required by the SEC, the Company provides the above reconciliation to net earnings (loss) which is the most directly comparable GAAP measure. The Company presents EBITDA as it is a common alternative measure of performance which is used by management as well as investors when analyzing the financial position and operating performance of the Company. As EBITDA is a non-GAAP financial measure, it should not be considered in isolation or as a substitute for net earnings (loss) or any other GAAP measure. Because EBITDA is not calculated in the same manner by all companies, the Company's definition of EBITDA may not be consistent with that of other companies.


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